UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2026

Farmhouse, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	333-238326	46-3321759
(State of incorporation)	(Commission File Number)	(Employer Identification No.

1355 Market Street, Suite 488, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 420-6856

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	FMHS	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to §13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2026, the Board of Directors (the “Board”) of Farmhouse, Inc. (the “Company”) accepted the voluntary resignation of Lanny R. Lang as the Company’s Chief Financial Officer and Chief Accounting Officer, effective October 12, 2026. Mr. Lang’s resignation from these officer positions was not the result of any disagreement with the Company on any matter relating to its operations, policies, practices, financial statements or disclosures.

Effective October 12, 2026, Mr. Lang will continue to provide services to the Company in the non-officer role of Senior Director of Financial Reporting. In that role, he will lead the Company’s financial reporting process, including coordination with external accounting service providers; preparation of financial statements and footnotes; coordination of SEC filings; corporate governance support; and stockholder and transfer agent correspondence.

Also on October 12, 2026, the Board appointed Kevin Asher as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective October 12, 2026. Mr. Asher previously served as the Company’s Chief Financial Officer until January 1, 2021.

Mr. Asher has provided independent business consulting services to companies in various industries through his personal consulting company since 2022. Since May 2013, he has also served as Chief Operating Officer and Chief Financial Officer of BDI Logistics, LLC, a wireless communications distributor specializing in procurement, refurbishment and fulfillment services. From October 2019 through April 2022, Mr. Asher served as Chief Financial Officer of 3Win Corp., where he was responsible for its accounting and finance functions. He previously served as Chief Financial Officer of Calibrus, Inc., a publicly traded OTC Bulletin Board company, and as Vice President of Finance of AirLink Mobile, Inc. Earlier in his career, he was a director with MCA Financial Group, Ltd., where he advised clients regarding financial restructurings, business reorganizations, mergers and acquisitions, valuations and performance improvement, and an audit manager with Semple, Marchal & Cooper LLP. Mr. Asher holds a Bachelor of Science degree in accountancy from Northern Arizona University.

There are no family relationships between Mr. Asher and any director or executive officer of the Company. Mr. Asher was not selected as an officer pursuant to any arrangement or understanding between him and any other person. Mr. Asher has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Compensatory arrangements

On October 15, 2026, the Company executed a CFO Consulting and Advisory Services Agreement with Ashstrom, LLC (“Ashstrom”), effective October 12, 2026 (the “Ashstrom Consulting Agreement”). Pursuant to the Ashstrom Consulting Agreement, Ashstrom will provide services to the Company exclusively through Kevin Asher as Chief Financial Officer. The Ashstrom Consulting Agreement continues until terminated in accordance with its terms, including termination by either party without cause upon 30 days’ written notice, and provides for termination upon an uncured material breach following 10 days’ written notice. Ashstrom will receive a monthly cash service fee of $2,000. The Ashstrom Consulting Agreement provides for a restricted stock award to Mr. Asher of 170,000 shares of the Company’s common stock, of which 50,000 shares will vest upon grant and the remaining 120,000 shares will vest in 12 monthly installments of 10,000 shares each, subject to Mr. Asher’s continued provision of services through Ashstrom on each vesting date. The foregoing description is qualified in its entirety by reference to the Ashstrom Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Also on October 15, 2026, the Company executed a First Amendment to CFO Consulting and Advisory Services Agreement with Lang Financial Services, Inc. (“LFSI”), effective October 12, 2026 (the “LFSI Amendment”). Pursuant to the LFSI Amendment, LFSI will continue providing services to the Company exclusively through Lanny R. Lang in the non-officer role of Senior Director of Financial Reporting. The amended agreement has a one-year term ending on October 11, 2027, unless earlier terminated, including by either party without cause upon 30 days’ written notice. LFSI will receive a monthly cash service fee of $2,000. The LFSI Amendment provides for a restricted stock award to Mr. Lang of 240,000 shares of the Company’s common stock, of which 120,000 shares will vest upon grant and the remaining 120,000 shares will vest in 12 monthly installments of 10,000 shares each, subject to Mr. Lang’s continued provision of services through LFSI on each vesting date. The foregoing description is qualified in its entirety by reference to the LFSI Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The LFSI Amendment also acknowledges $290,000 of accrued and unpaid compensation owed by the Company to LFSI for services performed before the effective date. That amount remains an outstanding obligation of the Company until paid or otherwise resolved by written agreement between the Company and LFSI; the amendment does not establish a payment schedule.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	CFO Consulting and Advisory Services Agreement with Ashstrom, LLC, dated October 12, 2026
10.2	First Amendment to CFO Consulting and Advisory Services Agreement with Lang Financial Services, Inc dated October 12, 2026
99.1	Press Release issued by Farmhouse, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 16, 2026

FARMHOUSE, INC.

By:	/s/ Evan Horowitz
Name:	Evan Horowitz
Title:	Chief Executive Officer